SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into and effective on December 10, 2008, and is by and among CPI Corp., a Delaware corporation (“Company”) and Bank of America, N.A. (as successor to LaSalle Bank National Association) (“Bank of America”), as “Administrative Agent,” and Bank of America and the undersigned Required Lenders, as “Lenders.”

Recitals:

A.

Company, Administrative Agent, Bank of America and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of June 8, 2007, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of June 8, 2007 (as amended, the “Credit Agreement”).

B.	Administrative Agent, the undersigned Required Lenders and Company have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Company, Administrative Agent and the undersigned Required Lenders hereby agree as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement.

2.	Effectiveness of Agreement.

This Agreement shall become effective as of the date set forth in the introductory paragraph to this Agreement, but only if on or before 5:00 p.m. Central time on December 10, 2008: (A) this Agreement has been executed and delivered by the Company, Administrative Agent and the undersigned Required Lenders (as evidenced by receipt by the Administrative Agent of executed signature pages to this Amendment from Lenders constituting the Required Lenders); (B) all of the documents listed on Exhibit A to this Agreement have been executed and delivered, each in form and substance reasonably satisfactory to Administrative Agent and the undersigned Required Lenders; (C) the Company has paid in same day funds all fees that may be owing to Administrative Agent pursuant to any agent fee letter or other arrangement; (D) the Company has paid to Administrative Agent’s counsel, all reasonable fees and expenses incurred by such counsel prior to the date hereof and as may be reasonably estimated to be incurred following the date hereof in connection with this Agreement, in each case as invoiced to the Company in reasonable detail; and (E) the Company has paid in same day funds the Second Amendment Fees (as defined below). If the Required Lenders execute this Agreement, as a condition to the effectiveness of this Agreement, the Company shall pay to Administrative Agent, on behalf of each Lender who executes this Agreement and delivers its signature page to the Administrative Agent on or before 5:00 p.m. Central time on December 10, 2008, an amendment fee equal to ten (10) basis points multiplied by each such Lender’s Commitment (with respect to any such Lender, the “Second

Amendment Fee,” and with respect to all such Lenders, collectively, the “Second Amendment Fees”). The Company hereby irrevocably authorizes, requests and directs Administrative Agent to debit its operating account at Administrative Agent to pay the Second Amendment Fees if not otherwise paid directly by the Company when due. Upon receipt of the Second Amendment Fees, the Administrative Agent shall distribute such fees to each Lender who has earned a Second Amendment Fee pursuant to this Section 2. Each Second Amendment Fee shall be deemed to be fully-earned when due and payable, and shall be nonrefundable under any circumstances once paid.

3.	Consent.

The Company has informed the Administrative Agent and the Lenders that it intends to enter into a new Sears Agreement in substantially the form attached hereto as Exhibit B to this Agreement (the “2009 Sears Agreement”), and that it intends to enter into a new Sears Agreement in respect of Sears’ Puerto Rican operations which such agreement shall be substantially identical in all material respects as the 2009 Sears Agreement (the “Replacement Puerto Rican Sears Agreement”). The execution, delivery and performance of the 2009 Sears Agreement and the Replacement Puerto Rican Sears Agreement (i) may violate Sections 9.7, 11.2, 11.11, 11.13 and 14.13 of the Credit Agreement, (ii) grants in favor of Sears the right, exercisable under certain circumstances (as specified in the 2009 Sears Agreement), to purchase certain Collateral identified as the “Licensee Equipment” (as such term is defined in the 2009 Sears Agreement or the Replacement Puerto Rican Sears Agreement, as the case may be), which right will constitute a Lien in favor of Sears, (iii) requires the Administrative Agent under such circumstances to release its Liens on any Licensee Equipment purchased by Sears pursuant to said rights, and (iv) allows Sears to file one or more UCC financing statements against the Company and its Subsidiaries in regards to its right to purchase the Licensee Equipment. In connection with the 2009 Sears Agreement, the Company has requested that the Administrative Agent send a letter to Sears, substantially in the form of Exhibit C to this Agreement.

The Company covenants, represents and warrants that the 2009 Sears Agreement attached hereto shall be identical to the document to be executed among the parties thereto and shall not be modified in any respect (other than corrections of typographical errors and the insertion of signatory names) prior to execution from the version attached hereto. The Company covenants, represents and warrants that the Replacement Puerto Rican Sears Agreement shall be substantially identical in all material respects to the 2009 Sears Agreement attached hereto. On the earlier to occur of (i) the date of any public filing by the Company of the 2009 Sears Agreement or (ii) ten (10) Business Days following the execution of the 2009 Sears Agreement, the Company shall deliver to the Administrative Agent a fully-executed copy thereof with all attachments. On the earlier to occur of (i) the date of any public filing by the Company of the Replacement Puerto Rican Sears Agreement or (ii) ten (10) Business Days following the execution of the Replacement Puerto Rican Sears Agreement, the Company shall deliver to the Administrative Agent a fully-executed copy thereof with all attachments. The Company acknowledges and agrees that a breach of the covenants, representations and warranties in this Paragraph shall be an immediate Event of Default.

The Company has requested that the Required Lenders (A) consent to the execution, delivery and performance by the Company and Consumer Programs Incorporated of the 2009 Sears Agreement and the Replacement Puerto Rican Sears Agreement, (B) consent to the grant in favor of Sears the right, exercisable under certain circumstances (as specified in the 2009 Sears Agreement or the Replacement Puerto Rican Sears Agreement, as applicable), to purchase certain Collateral identified as the Licensee Equipment and agree that such right shall be a Permitted Lien, (C) consent to the right of Sears to require the Administrative Agent under such circumstances to release its Liens, if any, on any Licensee Equipment purchased by Sears pursuant to said rights, (D) authorize the Administrative Agent to release its Liens, if any, on any Licensee Equipment purchased by Sears pursuant to said rights, and (E) consent to allowing Sears to file one or more UCC financing statements against the Company and its Subsidiaries in regards to its right to purchase the Licensee Equipment. In connection with the 2009 Sears Agreement, the Company has requested that the Administrative Agent send a letter to Sears, substantially in the form of Exhibit C to this Agreement. The Company has advised the Administrative Agent that it will be requested to send to Sears a letter, substantially in the form of Exhibit C to this Agreement, in connection with the Replacement Puerto Rican Sears Agreement.

Notwithstanding the terms of Sections 9.7, 11.2, 11.11, 11.13 and 14.13 of the Credit Agreement, subject to the terms hereof, and in reliance on the covenants, representations and warranties of the Company contained in this Agreement, the undersigned Required Lenders hereby (I) consent to execution, delivery and performance by the Company and Consumer Programs Incorporated of the 2009 Sears Agreement, and consent to execution, delivery and performance by the Company, Consumer Programs Incorporated and their Subsidiaries of the Replacement Puerto Rican Sears Agreement, (II) consent to the grant in favor of Sears the right, exercisable under certain circumstances (as specified in the 2009 Sears Agreement or the Replacement Puerto Rican Sears Agreement, as applicable), to purchase certain Collateral identified as the Licensee Equipment and agree that such right shall be a Permitted Lien, (III) consent to the right of Sears to require the Administrative Agent under such circumstances to release its Liens on any Licensee Equipment purchased by Sears pursuant to said rights, (IV) if Sears exercises said rights, authorizes and directs the Administrative Agent to release its Liens on any such Licensee Equipment if Sears makes the payment for the Licensee Equipment required under the 2009 Sears Agreement and the Replacement Puerto Rican Sears Agreement, as applicable, directly to Administrative Agent, (V) consent to allowing Sears to file one or more UCC financing statements against the Company and its Subsidiaries in regards to its right to purchase the Licensee Equipment, and (VI) authorize and direct the Administrative Agent to, promptly following the effectiveness of this Agreement, send a letter to Sears in substantially the form of Exhibit C to this Agreement, and in connection with the execution of the Replacement Puerto Rican Sears Agreement to send a letter to Sears in substantially the form of Exhibit C to this Agreement.

The Required Lenders acknowledge and agree that Sears is relying on the consents contained in this Section 3 and that the consents contained in this Section 3 in regards to Sears cannot be withdrawn, revoked or modified.

The consents contained in this Section 3 are specific in intent and are valid only for the specific purposes for which given. Nothing contained herein obligates Administrative Agent or any Lender to agree to any additional consents to, or waivers of, or amendments to, any provisions of any of the Loan Documents.

4.	Amendments to Credit Agreement.
4.1.	Dormant Entities.

The definition of “Dormant Entities” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

“Dormant Entities means each of the following: (a) Centrics Technology, Inc., a Delaware corporation; (b) Consumer Programs Partner, Inc., a Delaware corporation; (c) CPI Portrait Studios de Mexico, S. de R.L. de C.V., a Mexico corporation; (d) CPI Prints Plus, Inc., a Delaware corporation; (e) CPI Research and Development, Inc., a Delaware corporation; (f) CPI Technology Corp., a Missouri corporation; (g) LBP Partnership, a Missouri general partnership; (h) myportraits.com, Inc., a Missouri corporation; (i) P&W/LBP Partnership, a Missouri general partnership; (j) Ridgedale Prints Plus, Inc., a Minnesota corporation; and (k) Image Source, Inc., a Missouri corporation. At anytime, with the prior written consent of the Administrative Agent, the Company may request that a Dormant Entity no longer be classified and defined as a Dormant Entity if the Company causes such Dormant Entity to execute a joinder to the Guaranty and

Collateral Agreement, and execute or deliver, as appropriate, such other documents, agreements, schedules, certificates, resolutions and opinions as the Administrative Agent may reasonably request.”

4.2.	Sears Agreements.

The definition of “Sears Agreements” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

“Sears Agreements means, collectively, (i) the License Agreement dated as of January 1, 1999 by and between Sears, Roebuck and Co. and Consumer Programs Incorporated, (ii) the License Agreement (Off Mall) dated as of January 1, 1999 by and between Sears, Roebuck and Co. and Consumer Programs Incorporated, (iii) the License Agreement dated as of January 1, 1999 by and between Sears Roebuck de Puerto Rico, Inc. and Consumer Programs Incorporated, (iv) the Development and License Agreement dated as of January 31, 2001 by and between Sears, Roebuck and Co. and Consumer Programs Incorporated, (v) the Sears License Agreement dated as of January 1, 2003 by and between Sears, Roebuck and Co., Sears Canada Inc. and CPI Corp., (vi) that certain Letter Agreement dated as of December 1, 2005 by and among Sears, Roebuck and Co., Sears Roebuck de Puerto Rico, CPI Corp. and Consumer Programs Incorporated, (vii) the License Agreement dated as of January 1, 2009 by and among Sears, Roebuck and Co., Consumer Programs Incorporated and CPI Corp. (the “2009 Sears Agreement”), and (viii) all material documents and material agreements executed in connection with any of the foregoing from time to time (including, without limitation, any such document or agreement that is cross-defaulted to or with any of the agreements listed in clauses (i) through (vii) above) between or among the Company and/or any other Loan Party and Sears, from time to time, as any of the foregoing may be amended, modified, restated, or replaced from time to time. The parties hereto acknowledge and agree that the 2009 Sears Agreement supercedes and replaces each of the agreements identified in clauses (i), (ii) and (iv) of this definition. The parties hereto acknowledge and agree that the agreements identified in clauses (iii) and (vi) of this definition may be superceded and replaced with an agreement in substantially the same form as the 2009 Sears Agreement in respect to Sears’ Puerto Rican operations (the “Replacement Puerto Rican Sears Agreement”) and the Replacement Puerto Rican Sears Agreement shall be a Sears Agreement.”

4.3.	Second Amendment.

A new definition “Second Amendment” is added to the Credit Agreement as follows:

“Second Amendment means the Second Amendment to the Second Amended and Restated Credit Agreement by and among the Company, the Administrative Agent and the Required Lenders, dated as of December 10, 2008.”

4.4.	Replacement Puerto Rican Sears Agreement.

A new Section 10.16 is added to the Credit Agreement as follows:

“10.16. Replacement Puerto Rican Sears Agreement. Cause and ensure that the Replacement Puerto Rican Sears Agreement be substantially identical in all material respects to the 2009 Sears Agreement.”

4.5.	Liens.

The “and” between Sections 11.2(h) and (i) of the Credit Agreement is deleted, the “.”at the end of Section 11.2(i) of the Credit Agreement is deleted and replaced with “; and”, and a new Section 11.2(j) is added to the Credit Agreement as follows:

“(j) Liens in favor of Sears under the 2009 Sears Agreement and under the Replacement Puerto Rican Sears Agreement, as such Liens are described in Article XIV of the form of the 2009 Sears Agreement attached to the Second Amendment.”

4.6.	Restriction of Amendments to Certain Documents.

Section 11.11 of the Credit Agreement is deleted and replaced with the following:

“11.11 Restriction of Amendments to Certain Documents. Not amend, otherwise modify, restate, or waive any rights under, any of the Sears Agreements or the Wal-Mart Agreements, if, in any case, such amendment, modification or waiver could reasonably be expected to be adverse to the interests of the Lenders or be materially adverse to the Company. Without limiting the foregoing, not amend, otherwise modify, or restate any term or provision (including by adding any new term or provision) of, or waive any rights under, Article XIV of the 2009 Sears Agreement or the corresponding Article(s) or Section(s) of the Replacement Puerto Rican Sears Agreement, as such terms and provisions are set forth in the form of the 2009 Sears Agreement attached to the Second Amendment.”

4.7.	Defaults--Sears Agreements; Wal-Mart Agreements.

Section 13.1.10 of the Credit Agreement is deleted and replaced with the following:

“13.1.10 Sears Agreements; Wal-Mart Agreements. Any material default or material breach, or notice (written or oral) of any material default or material breach, under any of the Sears Agreements; the occurrence of any “Extraordinary Termination Event” (as such term is defined in the form of the 2009 Sears Agreement attached to the Second Amendment or as such term is defined in the Replacement Puerto Rican Sears Agreement) and the expiration of any applicable cure period as provided in the 2009 Sears Agreement or the Replacement Puerto Rican Sears Agreement, as applicable; the exercise by Sears of any of its rights or remedies under Article XIV of the 2009 Sears Agreement or the corresponding Article(s) or Section(s) of the Replacement Puerto Rican Sears Agreement; any termination of any of the Sears Agreements (except for a termination of the Sears Agreement in Canada not arising from a breach or default by the Company or any other Loan Party of such agreement) or any notice (written or oral) of any intent to terminate or not renew or extend any of the Sears Agreements (except for a termination of the Sears Agreement in Canada not arising from a breach or default by the Company or any other Loan Party of such agreement or by being superceded by the express terms of another Sears Agreement); or any of the Sears Agreements (except for an expiration of the Sears Agreement in Canada in accordance with its terms not arising from a breach or default by the Company or any other Loan Party of such agreement or by being superceded by the express terms of another Sears Agreement) shall cease to be in full force and effect whether by their terms or due to an early termination. Any material default or material breach, or notice (written or oral) of any material default or material breach, under any of the Wal-Mart Agreements (other than the UK Wal-Mart Agreement (as such term is defined the defined term Wal-Mart Agreements); any termination of any of the Wal-Mart Agreements (other than the UK Wal-Mart Agreement); any notice (written or oral) of any intent to terminate or not renew or extend any of the Wal-Mart Agreements(other than the UK Wal-Mart Agreement); or any of the Wal Mart Agreements (other than the UK Wal-

Mart Agreement) shall cease to be in full force and effect whether by their terms or due to an early termination.”

5.	Representations and Warranties of Company.

Company hereby represents and warrants to Administrative Agent and the Lenders as of the date hereof that (i) Company’s execution of this Agreement has been duly authorized by all requisite action of Company, (ii) no consents are necessary from any third parties for Company’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except to the extent that the enforceability thereof against Company may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as set forth on Exhibit D to this Agreement, all of the representations and warranties contained in Section 9 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement except to the extent such representations and warranties expressly by their terms relate only to an earlier date, (v) after giving effect to this Agreement, there is no Unmatured Event of Default or Event of Default, and (vi) since February 3, 2008, there has been no event or occurrence that would reasonably be likely to give rise to a Material Adverse Effect. Company hereby further represents and warrants that it has disclosed to Administrative Agent and the Lenders all material facts and circumstances relating to the Loan Parties’ business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Loan Parties and their customers.

6.	Effect of Amendment.

The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement, any of the other Loan Documents or any existing Unmatured Event of Default or Event of Default. Each reference in the Credit Agreement to “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall be read as referring to the Credit Agreement as amended by this Agreement.

7.	Reaffirmation; Waiver of Claims.

Company hereby acknowledges and confirms that as of the date hereof, (i) the Credit Agreement and the other Loan Documents remain in full force and effect, and (ii) Company has no defenses to its obligations under the Credit Agreement and the other Loan Documents. As of the date hereof, the Company has no claim against Administrative Agent or any Lender arising from or in connection with the Credit Agreement, this Agreement, or the other Loan Documents and any and all such claims are waived, released and discharged (the foregoing is not intended to waive any manifest errors in the Administrative Agent’s or any Lender’s records with respect to the Obligations).

8.	Governing Law.

This Agreement has been executed and delivered in Chicago, Illinois, and shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.

9.	Section Titles.

The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

10.	Counterparts; Facsimile Transmissions.

This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

11.	Patriot Act Notice.

Administrative Agent, each Lender and Bank of America (for itself and not on behalf of any other party) hereby notifies each Company, each Guarantor, each other Loan Party and each of their Subsidiaries that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies each Company, each Guarantor, each other Loan Party and each of their Subsidiaries, which information includes the name and address of the Company, each Guarantor, each other Loan Party and each of their Subsidiaries and other information that will allow Administrative Agent, such Lender or Bank of America, as applicable, to identify the Company, each Guarantor, each other Loan Party and each of their Subsidiaries in accordance with the Act.

12.	Fees and Expenses.

Company shall promptly pay to Administrative Agent executing this Agreement all fees, expenses and other amounts owing to Administrative Agent under the Credit Agreement and the other Loan Documents upon demand, including, without limitation, all reasonable fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.

13.	Incorporation By Reference.

Administrative Agent, Lenders and Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference. Administrative Agent, Lenders and Company hereby agree that this Agreement is a “Loan Document.”

14.	Statutory Notice - Insurance.

The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED

INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

15.	Statutory Notice - Oral Commitments.

Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Company acknowledges that there are no other agreements between Administrative Agent, Lenders, and Company, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

CPI CORP., a Delaware corporation

By:_____________________________________

Name: Dale E. Heins

Title: Senior Vice President, Finance,

Chief Financial Officer

BANK OF AMERICA, N.A. (as successor to LaSalle Bank National Association),

as Administrative Agent

By:_____________________________________

Name:___________________________________

Title:____________________________________

BANK OF AMERICA, N.A.

(as successor to LaSalle Bank National Association), as a Lender and as Issuing Lender

By:_____________________________________

Name: Margaret C. Dierkes

Title: Vice President

Signature page to Second Amendment to Second Amended and Restated Credit Agreement

________________________________, as Lender

By:_____________________________________

Name:___________________________________

Title:____________________________________

Signature page to Second Amendment to Second Amended and Restated Credit Agreement